Exhibit 99.1

Petroflow announces completion of acquisition of Equal Energy

OKLAHOMA CITY, July 31, 2014 – Petroflow Energy Corporation (“Petroflow”) and Equal Energy Ltd. (“Equal”) (NYSE: EQU) (TSX: EQU) are pleased to announce that the previously announced acquisition of Equal by Petroflow by way of plan of arrangement (the “Arrangement”) has been completed. Under the Arrangement, Petroflow Canada Acquisition Corp., a wholly-owned subsidiary of Petroflow, acquired all of the issued and outstanding common shares of Equal for consideration of US$5.43 in cash per share (the “Consideration”). In addition, Equal has paid a dividend in the amount of US$0.05 per common share with the payment of the Consideration.

It is anticipated that the common shares of Equal will be delisted from the NYSE before the market opens on August 1, 2014, and will be delisted from the TSX at the close of business on or about July 31, 2014.

Further information about the Arrangement is set out in Equal’s management information circular dated June 10, 2014, which is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Forward-looking Statements:

Certain information in this press release constitutes forward-looking statements under applicable securities law, including statements relating to the delisting of the common shares of Equal. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as “may,” “should,” “anticipate,” “expects,” “seeks” and similar expressions. Forward-looking statements necessarily involve known and unknown risks. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal are included in Equal’s reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov), Equal’s website (www.equalenergy.ca) or by contacting Equal.

Furthermore, the forward looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

For more information, contact:

Louis G. Schott

Secretary and Treasurer

(918) 392-4793